Exhibit 99.1

CALIBER REPORTS FIRST QUARTER 2024 RESULTS

SCOTTSDALE, Ariz., May 9, 2024 – Caliber (NASDAQ: CWD; “CaliberCos Inc.”), a real estate investor, developer, and asset manager, today reported results for the first quarter ended on March 31, 2024.

First Quarter 2024 Financial Highlights (compared to first quarter 2023)

•Total revenue of $23.0 million, a 22.3% decrease
•Platform revenue of $4.7 million, a 25.6% decrease
–Asset management revenue of $4.6 million, a 16.1% increase
–Performance allocations of $0.2 million, related to the sale of land in Johnstown, Colorado
•Net loss attributable to Caliber of $3.8 million, or $0.18 per diluted share, compared to net loss attributable to Caliber of $1.2 million or $0.07 per diluted share
•Caliber Adjusted EBITDA loss of $1.7 million, compared to Caliber Adjusted EBITDA of $1.0 million
•Fair value assets under management (“FV AUM”) of $766.7 million, a 3.4% increase, primarily due to the L.T.D. hotel contribution into the Caliber Hospitality Trust
•Managed capital of $453.9 million, a 3.7% increase compared to December 31, 2023, with originations of $19.1 million, partially offset by redemptions of $2.8 million

Management Commentary

“Caliber continues to focus on our core objective: consistent, profitable growth,” said Chris Loeffler, CEO of Caliber. “Our year-over-year first quarter results were impacted by the deconsolidation of six hotels on March 7, 2024, which were included in our first quarter 2023 results. While the change negatively impacts the present performance comparisons from a financial reporting standpoint, I look forward to sharing during our call today why we believe it’s a positive long-term change for Caliber.”

“Following a thorough evaluation of our cost structure, we identified more than $6 million in annualized savings, which will reduce our annual operating costs to approximately $15 million. Many of these reductions have already been implemented. Reductions in non-payroll operating costs are expected to yield annualized savings of $2.5 million compared to 2023. Reduction in payroll expenses, through attrition and a reduction in force, are anticipated to produce $2 million in savings in 2024 with the full $4 million in annualized savings expected to be realized in 2025. These savings are expected to partially offset the sizeable increase in operating costs Caliber incurred between 2022 and 2023.”

"While these decisions are difficult to make, we believe they are essential to restoring Caliber's profitability and ensuring a robust foundation for future growth and success. We remain confident in our medium- and long-term growth prospects, particularly as we’ve seen development activity pick-up in the past couple of months as well as meaningful increases in our fundraising pipeline and activity.”

Business Update

The following are key milestones completed both during and subsequent to the first quarter ended March 31, 2024.

•As of March 31, 2024, Caliber was actively developing 2,240 multifamily units, 2,386 single family units, 2.6 million square feet of commercial and industrial, and 1.0 million square feet of office and retail.
•On April 29, 2024, Caliber announced the sale of Areas B and C of The Ridge development, each approximately 20-acre parcels of land in Johnstown, Colo., for an aggregate $12.3 million.
•On May 1, 2024, Caliber closed on the capitalization of Phase 1 of the Company’s SP10 project, which includes the conversion of an existing hotel to apartments along with the development of new townhomes surrounding the site, producing 188 units in total. In doing so, the SP10 partnership repaid an existing $11 million loan that had matured.
•As of May 2, 2024, Caliber’s new wholesale fundraising team has signed 26 selling agreements with regional broker dealers and registered investment advisors for investments in company-sponsored products. In total, these partners have approximately 381 representatives with $3.4 billion of accessible AUM.
•On May 7, 2024, Caliber announced the sale of an approximately 50-acre parcel of land in Johnstown, Colo., to the Archdiocese of Denver for $7.7 million.
•On May 8, 2024, the Caliber Hospitality Trust (CHT) received a $10 million investment commitment into its Series D preferred equity. This investment nearly doubles the current total of preferred equity invested into CHT and will help advance the business plans of Caliber and CHT.

Conference Call Information

Caliber will host a conference call today,Thursday, May 9, 2024, at 5:00 p.m. Eastern Time (ET) to discuss its first quarter 2024 financial results and business outlook. To access this call, dial 1-800-672-2415 (domestic) or 1-646-307-1952 (international) with conference ID 1287647. A live webcast of the conference call will be available via the investor relations section of Caliber’s website under “Financial Results.” The webcast replay of the conference call will be available on Caliber’s website shortly after the call concludes.

About Caliber (CaliberCos Inc.) (NASDAQ: CWD)

With more than $2.9 billion of managed assets, including estimated costs to complete assets under development, Caliber’s 15-year track record of managing and developing real estate is built on a singular goal: make money in all market conditions. Our growth is fueled by our performance and our competitive advantage: we invest in projects, strategies, and geographies that global real estate institutions do not. Integral to our competitive advantage is our in-house shared services group, which offers Caliber greater control over our real estate and visibility to future investment opportunities. There are multiple ways to participate in Caliber’s success: invest in Nasdaq-listed CaliberCos Inc. and/or invest directly in our Private Funds.

Forward Looking Statements

This press release contains “forward-looking statements” that are subject to substantial risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” "will” “would,” or the negative of these words or other similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Company’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate including, but not limited to, the Company’s ability to adequately grow cumulative fundraising, AUM and annualized platform revenue to meet 2026 targeted goals, the closing of the transaction with L.T.D. Hospitality Group LLC and the viability of and ability of the Company to adequately access the real estate and capital markets. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in the final prospectus related to the Company’s public offering filed with the SEC and other reports filed with the SEC thereafter. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

CONTACTS:

Caliber:
Victoria Rotondo
+1 480-295-7600
Victoria.Rotondo@caliberco.com

Investor Relations:
Lisa Fortuna, Financial Profiles
+1 310-622-8234
ir@caliberco.com

Media Relations:
Kelly McAndrew, Financial Profiles
+1 203-613-1552
KMcAndrew@finprofiles.com

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

	Three Months Ended March 31,
	2024	2023
	(unaudited)
Revenues
Asset management revenues	$3,170	$2,036
Performance allocations	166	2,426
Consolidated funds – hospitality revenues	18,145	23,209
Consolidated funds – other revenues	1,470	1,851
Total revenues	22,951	29,522

Expenses
Operating costs	5,262	4,504
General and administrative	1,940	1,816
Marketing and advertising	106	353
Depreciation and amortization	146	132
Consolidated funds – hospitality expenses	16,782	20,283
Consolidated funds – other expenses	3,072	1,925
Total expenses	27,308	29,013

Other income, net	272	519
Interest income	117	98
Interest expense	(1,294)	(831)
Net (loss) income before income taxes	(5,262)	295
Benefit from income taxes	—	—
Net (loss) income	(5,262)	295
Net (loss) income attributable to noncontrolling interests	(1,457)	1,502
Net loss attributable to CaliberCos Inc.	(3,805)	(1,207)
Basic net loss per share attributable to common stockholders	$(0.18)	$(0.07)
Diluted net loss per share attributable to common stockholders	$(0.18)	$(0.07)
Weighted average common shares outstanding:
Basic	21,542	18,182
Diluted	21,542	18,182

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31, 2024	December 31, 2023
Assets
Cash	$679	$940
Restricted cash	2,599	2,569
Real estate investments, net	21,652	21,492
Notes receivable - related parties	6,749	50
Due from related parties	9,397	9,709
Investments in unconsolidated entities	9,726	3,338
Operating lease - right of use assets	182	193
Prepaid and other assets	2,888	2,781
Assets of consolidated funds
Cash	1,416	2,865
Restricted cash	640	11,266
Real estate investments, net	101,037	185,636
Accounts receivable, net	371	1,978
Notes receivable - related parties	40,347	34,620
Operating lease - right of use assets	—	10,318
Prepaid and other assets	3,779	11,677
Total assets	$201,462	$299,432

CALIBERCOS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(AMOUNTS IN THOUSANDS, EXCEPT FOR SHARE AND PER SHARE DATA)

	March 31, 2024	December 31, 2023
Liabilities and Stockholders’ Equity
Notes payable	$52,952	$53,799
Accounts payable and accrued expenses	9,766	8,886
Due to related parties	157	257
Operating lease liabilities	112	119
Other liabilities	614	420
Liabilities of consolidated funds
Notes payable, net	47,654	129,684
Notes payable - related parties	—	12,055
Accounts payable and accrued expenses	2,723	11,736
Due to related parties	258	101
Operating lease liabilities	—	13,957
Other liabilities	736	2,400
Total liabilities	114,972	233,414

Commitments and Contingencies

Common stock Class A, $0.001 par value; 100,000,000 shares authorized, 14,311,355 and 13,872,671 shares issued and outstanding as of March 31, 2024 and December 31, 2023, respectively	14	14
Common stock Class B, $0.001 par value; 15,000,000 shares authorized, 7,416,414 shares issued and outstanding as March 31, 2024 and December 31, 2023	7	7
Paid-in capital	39,869	39,432
Accumulated deficit	(40,635)	(36,830)
Stockholders’ equity (deficit) attributable to CaliberCos Inc.	(745)	2,623
Stockholders’ equity attributable to noncontrolling interests	87,235	63,395
Total stockholders’ equity	86,490	66,018
Total liabilities and stockholders’ equity	$201,462	$299,432

Definitions

Assets Under Management

AUM refers to the assets we manage or sponsor. We monitor two types of information with regard to our AUM:

i.Managed Capital – we define this as the total capital we fundraise from our customers as investments in our funds. It also includes fundraising into our corporate note program, the proceeds of which were used, in part, to invest in or loan to our funds. We use this information to monitor, among other things, the amount of ‘preferred return’ that would be paid at the time of a distribution and the potential to earn a performance fee over and above the preferred return at the time of the distribution. Our fund management fees are based on a percentage of managed capital or a percentage of assets under management, and monitoring the change and composition of managed capital provides relevant data points for Caliber management to further calculate and predict future earnings.

ii.Fair Value (“FV”) AUM – we define this is as the aggregate fair value of the real estate assets we manage and from which we derive management fees, performance revenues and other fees and expense reimbursements. We estimate the value of these assets quarterly to help make sale and hold decisions and to evaluate whether an existing asset would benefit from refinancing or recapitalization. This also gives us insight into the value of our carried interest at any point in time. We also utilize FV AUM to predict the percentage of our portfolio which may need development services in a given year, fund management services (such as refinance), and brokerage services. As we control the decision to hire for these services, our service income is generally predictable based upon our current portfolio AUM and our expectations for AUM growth in the year forecasted.

Non-GAAP Measures

We use non-GAAP financial measures to evaluate operating performance, identify trends, formulate financial projections, make strategic decisions, and for other discretionary purposes. We believe that these measures enhance the understanding of ongoing operations and comparability of current results to prior periods and may be useful for investors to analyze our financial performance because they provides investors a view of the performance attributable to CaliberCos Inc. When analyzing our operating performance, investors should use these measures in addition to, and not as an alternative for, their most directly comparable financial measure calculated and presented in accordance with U.S. GAAP. Our presentation of non-GAAP measures may not be comparable to similarly identified measures of other companies because not all companies use the same calculations. These measures may also differ from the amounts calculated under similarly titled definitions in our debt instruments, which amounts are further adjusted to reflect certain other cash and non-cash charges and are used by us to determine compliance with financial covenants therein and our ability to engage in certain activities, such as incurring additional debt and making certain restricted payments.

Fee-Related Earnings and Related Components

Fee-Related Earnings is a supplemental non-GAAP performance measure used to assess our ability to generate profits from fee-based revenues, focusing on whether our core revenue streams, are sufficient to cover our core operating expenses. Fee- Related Earnings represents the Company’s net income (loss) before income taxes adjusted to exclude depreciation and amortization, stock-based compensation, interest expense and extraordinary or non-recurring revenue and expenses, including performance allocation revenue and gain (loss) on extinguishment of debt, public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, and expenses recorded to earnings relating to investment deals which were abandoned or closed. Fee-Related Earnings is presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Distributable Earnings

Distributable Earnings is a supplemental non-GAAP performance measure equal to Fee-Related Earnings plus performance allocation revenue and less interest expenses and provision for income taxes. We believe that Distributable Earnings can be useful as a supplemental performance measure to our GAAP results assessing the amount of earnings available for distribution.

Caliber Adjusted EBITDA

Caliber Adjusted EBITDA represents the Company’s Distributable Earnings adjusted for interest expense, the share repurchase costs related to the Company’s Buyback Program, other income (expense), and provision for income taxes on a basis that deconsolidates our consolidated funds (intercompany eliminations), Loss on CRAF Investment Redemption, Gain on extinguishment of Payroll Protection Program loans, and eliminates noncontrolling interest. Eliminating the impact of consolidated funds and noncontrolling interest provides investors a view of the performance attributable to CaliberCos Inc. and is consistent with performance models and analysis used by management.

Consolidated Adjusted EBITDA

Consolidated Adjusted EBITDA represents the Company’s and the consolidated funds’ earnings before net interest expense, income taxes, depreciation and amortization, further adjusted to exclude stock-based compensation, transaction fees, expenses and other public registration direct costs related to aborted or delayed offerings and our Reg A+ offering, the share repurchase costs related to the Company’s Buyback Program, litigation settlements, expenses recorded to earnings relating to investment deals which were abandoned or closed, any other non-cash expenses or losses, as further adjusted for extraordinary or non-recurring items.

NON-GAAP RECONCILIATIONS
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31,
	2024	2023
Net income (loss) attributable to CaliberCos Inc.	$(3,805)	$(1,207)
Net income (loss) attributable to noncontrolling interests	(1,457)	1,502
Net income (loss)	(5,262)	295
Provision for income taxes	—	—
Net income (loss) before income taxes	(5,262)	295
Depreciation and amortization	183	132
Consolidated funds' impact on fee-related earnings	1,361	(605)
Stock-based compensation	400	702
Severance	7	13
Performance allocations	(166)	(2,426)
Other expenses (income), net	(272)	(519)
Interest expense, net	1,010	580
Fee-related earnings	(2,739)	(1,828)
Performance allocations	166	2,426
Interest expense, net	(1,010)	(580)
Provision for income taxes	—	—
Distributable earnings	(3,583)	18
Interest expense	1,294	831
Share buy-back	—	183
Other expenses (income), net	272	519
Provision for income taxes	—	—
Consolidated funds' impact on Caliber adjusted EBITDA	348	(517)
Caliber adjusted EBITDA	(1,669)	1,034
Consolidated funds' EBITDA adjustments	3,856	7,051
Consolidated adjusted EBITDA	$2,187	$8,085

ASSET MANAGEMENT PLATFORM SEGMENT(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31, 2024
	Unconsolidated (Wholly - Owned)	Impact of Consolidated Fund and Eliminations	Consolidated
Revenues
Asset management	$4,555	$(1,385)	$3,170
Performance allocations	171	(5)	166
Consolidated funds – hospitality revenue	—	18,145	18,145
Consolidated funds – other revenue	—	1,470	1,470
Total revenues	4,726	18,225	22,951
Expenses
Operating costs	5,484	(222)	5,262
General and administrative	1,949	(9)	1,940
Marketing and advertising	106	—	106
Depreciation and amortization	183	(37)	146
Consolidated funds – hospitality expenses	—	16,782	16,782
Consolidated funds – other expenses	—	3,072	3,072
Total expenses	7,722	19,586	27,308

Other income (expenses), net	452	(180)	272
Interest income	285	(168)	117
Interest expense	(1,295)	1	(1,294)
Net (loss) income before income taxes	$(3,554)	$(1,708)	$(5,262)
Provision for income taxes	—	—	—
Net loss	(3,554)	(1,708)	(5,262)
Net loss attributable to noncontrolling interests	—	(1,457)	(1,457)
Net loss attributable to CaliberCos Inc.	$(3,554)	$(251)	$(3,805)
___________________________________________
(1) Represents the results of our asset management platform segment, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

REVENUE(1)
(AMOUNTS IN THOUSANDS) (UNAUDITED)

	Three Months Ended March 31, 2024
	2024	2023
Fund set-up fees	$7	$63
Fund management fees	2,562	2,308
Financing fees	73	327
Development and construction fees	1,654	956
Brokerage fees	259	270
Total asset management	4,555	3,924
Performance allocations	171	2,426
Total revenue	$4,726	$6,350
___________________________________________
(1) Represents the results of our asset management platform segment, which are presented on a basis that deconsolidates our consolidated funds (intercompany eliminations) and eliminate noncontrolling interest.

FV AUM
(AMOUNTS IN THOUSANDS) (UNAUDITED)

Balances as of December 31, 2023	$741,190
CHT Contribution	29,900
Construction and net market depreciation	10,971
Asset sold(1)	(12,771)
Credit(2)	(781)
Other(3)	(1,771)
Balances as of March 31, 2024	$766,738

	March 31,
	2024	2023
Real Estate
Hospitality	$67,400	$67,200
Caliber Hospitality Trust	231,200	201,600
Residential	138,900	138,000
Commercial	237,800	240,400
Total Real Estate	675,300	647,200
Credit(1)	83,807	84,588
Other(2)	7,631	9,402
Total	$766,738	$741,190
___________________________________________
(1) Assets sold during the three months ended March 31, 2024 include lot sales related to a development asset in Colorado and one home from our residential fund.
(2) Credit FV AUM represents loans made to Caliber’s investment funds by our diversified credit fund.
(3) Other FV AUM represents undeployed capital held in our diversified funds.

MANAGED CAPITAL
(AMOUNTS IN THOUSANDS) (UNAUDITED)

		Managed Capital
Balances as of December 31, 2023		$437,625
Originations		19,099
Redemptions		(2,819)
Balances as of March 31, 2024		$453,905

	March 31, 2024	December 31, 2023
Real Estate
Hospitality	$43,660	$43,660
Caliber Hospitality Trust(1)	84,177	70,747
Residential	77,262	74,224
Commercial	157,368	155,004
Total Real Estate(2)	362,467	343,635
Credit(3)	83,807	84,588
Other(4)	7,631	9,402
Total	$453,905	$437,625
_________________________________________
(1) The Company earns a fund management fee of 0.70% of the Caliber Hospitality Trust’s enterprise value and is reimbursed for certain costs incurred on behalf of the Caliber Hospitality Trust.
(2) Beginning during the year ended December 31, 2023, the Company includes capital raised from investors in CaliberCos Inc. through corporate note issuances that was further invested in our funds in Managed Capital. As of March 31, 2024 and December 31, 2023, the Company had invested $18.6 million and $18.3 million, respectively, in our funds.
(3) Credit managed capital represents loans made to Caliber’s investment funds by the Company and our diversified funds. As of March 31, 2024 and December 31, 2023, the Company had loaned $7.2 million and $8.5 million to our funds.
(4) Other managed capital represents undeployed capital held in our diversified funds.